Contact:

Anita Ho
Acting Chief Financial Officer
Alliance Fiber Optic Products, Inc.	January 31, 2012
Phone: 408-736-6900 x168

AFOP REPORTS YEAR 2011 SALES AND PROFITS WITH SEQUENTIAL QUARTERLY
GROWTH GUIDANCE

Sunnyvale, CA – January 31, 2012 - Alliance Fiber Optic Products, Inc. (Nasdaq CM: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today reported its financial results for the fourth quarter and year ended December 31, 2011.

Revenues for the fourth quarter of 2011 totaled $10,137,000, a 14% decrease from revenues of $11,778,000 reported in the previous quarter and a 13% decrease from revenues of $11,638,000 reported in the fourth quarter of 2010. Operating income for the fourth quarter of 2011 was $673,000, compared with $1,334,000 in the previous quarter and $1,823,000 in the year ago quarter. The Company recorded net income for the fourth quarter of 2011 of $707,000, or $0.08 per share based on 8.9 million shares outstanding, compared to $1,701,000, or $0.20 per share based on 8.7 million shares outstanding for the fourth quarter of 2010. This compares to net income for the third quarter of 2011 of $1,454,000, or $0.16 per share based on 8.9 million shares outstanding.

Revenues for fiscal year 2011 are $42,020,000, a 7.5% decrease from revenues of $45,406,000 reported in the previous fiscal year. Operating income for the year ended December 31, 2011 was $3,814,000, compared with $6,099,000 for the year ended December 31, 2010. The Company recorded a net profit for fiscal year 2011 of $4,431,000, or $0.50 per share based on 8.9 million shares outstanding. This is compared with a net profit of $6,012,000, or $0.70 per share for the year ended December 31, 2010.

Included in expenses for the quarter ended December 31, 2011 was $249,000 of stock-based compensation charges under ASC 718, compared with $85,000 of stock based compensation charges for the comparable quarter in 2010. Included in expenses for the year ended December 31, 2011 was $762,000 of stock-based compensation charges under ASC 718, compared with $256,000 of stock-based compensation charges for the year ended December 31, 2010.

Peter Chang, President and Chief Executive Officer, commented “Despite sequential revenue decreases, we managed many challenges faced in our industry quite well in 2011. We maintained quarterly profitability throughout the year. We controlled our inventory, while meeting our customer demands. Our operations generated more cash and strengthened our balance sheet with a higher cash balance at the end of year. In addition, we continued expanding our customer base, our products and technology during the year.”

“With the progress we made serving our customers, extending our product technology and improving our operations in calendar year 2011, and with the resumed demand we have seen in the fiber optic industry recently, we are encouraged by our prospects for growth this new year. We expect to deliver a sequential increase in the coming quarter, and are optimistic that revenues and profits will continue to improve on a year over year basis in 2012 as well.” concluded Mr. Chang.

Conference Call
Management will host a conference call at 1:30 p.m. Pacific Time on January 31, 2012 to discuss AFOP’s fourth quarter and fiscal year 2011 financial results. To participate in AFOP’s conference call, please call 877-675-3572 at least ten minutes prior to the call in order for the operator to connect you. The confirmation number for the call is 41741358. AFOP will also provide a live webcast of its fourth quarter and fiscal year 2011 conference call at AFOP’s website, www.afop.com. An audio replay will be available until March 2, 2012. The dial in number for the replay is 855-859-2056 or 404-537-3406. The replay conference ID is 41741358.

About AFOP
Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, couplers and splitters, thin film CWDM and DWDM components and modules, optical attenuators, and micro-optics devices. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to our expectations regarding our 2011 fourth quarter and annual results, future revenue and profit levels, our beliefs regarding business conditions and demand levels, our customer base, our product portfolio, our prospects for growth, and our expectations regarding future sales, are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the completion of our year end audit, general economic conditions and trends, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, customer demand for our products, the timing of customer orders, loss of key customers, ability to ramp new products into volume production, the costs associated with running our operations, industry-wide shifts in supply and demand for optical components and modules, industry overcapacity, our ability to achieve cost controls, financial stability in foreign markets, and other risks detailed from time to time in our SEC reports, including AFOP's quarterly report on Form 10-Q for the quarter ended September 30, 2011. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	Dec. 31,	Dec. 31,
	2011	2010
ASSETS
Current assets:
Cash and short-term investments	$39,588	$45,360
Accounts receivable, net	6,630	7,224
Inventories	6,763	7,439
Other current assets	714	733
Total current assets	53,695	60,756

Long-term investments	10,098	-
Property and equipment, net	7,718	7,523
Other assets	162	170
Total assets	$71,673	$68,449

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,647	$4,931
Accrued expenses and other current liabilities	3,721	4,737
Total current liabilities	7,368	9,668

Long-term liabilities	691	777
Total liabilities	8,059	10,445

Stockholders' equity	63,614	58,004
Total liabilities and stockholders' equity	$71,673	$68,449

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2011	2011	2010	2011	2010
Revenues	$10,137	$11,778	$11,638	$42,020	$45,406

Cost of revenues	6,998	7,963	7,563	28,578	29,872
Gross profit	3,139	3,815	4,075	13,442	15,534

Operating expenses:
Research and development	825	834	757	3,181	3,218
Sales and marketing	595	595	566	2,306	2,406
General and administrative	1,046	1,052	929	4,141	3,811
Total operating expenses	2,466	2,481	2,252	9,628	9,435

Income from operations	673	1,334	1,823	3,814	6,099
Interest and other income, net	101	149	110	553	468
Net income before tax	$774	$1,483	$1,933	$4,367	$6,567

Income tax	67	29	232	(64)	555
Net income	$707	$1,454	$1,701	$4,431	$6,012

Net income per share
Basic	$0.08	$0.16	$0.20	$0.50	$0.70
Diluted	$0.08	$0.16	$0.19	$0.49	$0.69

Weighted average shares outstanding
Basic	8,910	8,883	8,707	8,867	8,580
Diluted	9,081	9,040	9,041	9,109	8,759

Included in costs and expenses above:
Stock based compensation charges
Cost of revenue	$25	$28	$23	$99	$85
Research and development	27	29	10	75	32
Sales and marketing	60	63	15	177	38
General and administrative	137	139	37	411	101
Total	$249	$259	$85	$762	$256